                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                       WEST COAST REALTY INVESTORS, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                        WEST COAST REALTY INVESTORS, INC.
                     5933 W. CENTURY BOULEVARD, NINTH FLOOR
                          LOS ANGELES, CALIFORNIA 90045

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 25, 2001

To The Holders of Common Stock:

        NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of West Coast Realty Investors, Inc. (the "Company") will be held at the Company's offices at 5933 West Century Boulevard, Ninth Floor, Los Angeles, California 90045 on Tuesday, September 25, 2001, 11:00 A.M. local time, for the following purposes:

        1. To elect five directors to serve until the Annual Meeting of Stockholders in 2002 (the "Director Proposal");

        2. To ratify the Company's selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 (the "Auditor Proposal");

        3. To vote on the ratification of the revised and extended Advisory Agreement between the Company and West Coast Realty Advisors, Inc., an affiliate of the Company (the "Advisor Proposal");

        4. To amend the Bylaws of the Company to provide that the authorized number of Directors may be increased or decreased by the Company's directors or stockholders, but shall not be less than three (3) nor more than seven (7) (the "Bylaw Proposal"). The "Director Proposal," the "Auditor Proposal," the "Adviser Proposal" and the "Bylaw Proposal" are hereinafter collectively referred to as the "Annual Meeting Proposals;" and

        5. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

        Only stockholders of record at the close of business on July 31, 2001, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available during normal business hours at the Secretary's office, 5933
W. Century Boulevard, Ninth Floor, Los Angeles, California, for ten days before the meeting.

        It is important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

                                       By Order of the Board of Directors

September ___, 2001
                                       Allen K. Meredith
                                       President, Chief Executive Officer and
                                       Chairman of the Board of Directors

                        WEST COAST REALTY INVESTORS, INC.
                     5933 W. CENTURY BOULEVARD, NINTH FLOOR
                          LOS ANGELES, CALIFORNIA 90045


                         COMMON STOCK PROXY SOLICITATION
                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 25, 2001

GENERAL

        This Proxy Statement (the "Proxy Statement") is furnished to stockholders of the Company's common stock, $0.01 par value per share (the "Common Stock") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the "Board") for use at the Annual Meeting, and at any postponements or adjournments thereof. The approximate date on which this Proxy Statement and accompanying form of proxy (the "Proxy") are first being mailed to stockholders is September 6, 2001.

        A holder of Common Stock wishing to vote for the Annual Meeting Proposals should complete and sign the enclosed Proxy and mail or deliver such Proxy to the Secretary of the Company at the address set forth above. Holders may also vote their shares of Common Stock in person at the Annual Meeting. Holders of Common Stock whose purchase is registered after the Annual Meeting Record Date and who wish to vote on the Annual Meeting Proposals must arrange with their seller to receive a Proxy from the holder of record on the Annual Meeting Record Date of such Common Stock.

        Proxies, in the form attached, are being solicited by the Board for use at the Annual Meeting. The persons named as proxies were selected by the Board and are directors and/or officers of the Company. Proxies may be revoked by a stockholder prior to their exercise by filing with the Secretary of the Company a written instrument revoking the same or a duly executed proxy bearing a later date. In addition, a stockholder who attends the Annual Meeting may vote his shares personally and thereby revoke his Proxy at that time. All shares of Common Stock represented by valid Proxies received pursuant to this solicitation, and not subsequently revoked, will be voted as provided on the Proxy.

        The expense of preparing, printing and mailing this Proxy Statement and the Proxies solicited hereby will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by officers, directors and regular employees of the Company, without extra remuneration, in person, by telephone, telegraph or otherwise.

        The holders of the Company's Common Stock are not entitled to any appraisal rights in connection with the matters submitted for their approval.

        For the interests of certain directors and executive officers, and their associates (as such term is defined in Rule 14a-1(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in the Company, see "Security Ownership of Certain Beneficial Owners and

Management" and "Certain Relationships and Related Transactions." The non-independent directors and executive officers, and their affiliates, have an interest in the matters to be acted upon at the Annual Meeting, other than the Auditor Proposal.

STOCKHOLDER PROPOSALS

        The next annual meeting of stockholders will be held in or around June 2002. It is presently contemplated that the 2002 Annual Meeting of Stockholders will be held on Tuesday, June 4, 2002. Stockholders who wish to have proposals considered for inclusion in the Company's Proxy Statement relating to the 2002 Annual Meeting should submit them to the Company at its principal executive offices not later than February 1, 2002.

        A stockholder proposal not included in the Company's proxy statement for the 2002 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company. To be timely, the stockholder's notice must be received by the Company by July 23, 2002, the date which is 45 days before the Company mailed the proxy materials for the 2001 Annual Meeting. However, if the date of the 2002 Annual Meeting has changed more than 30 days from the 2001 Annual Meeting, then the stockholder's notice must be received by the Company a reasonable time before the Company mails its proxy materials for the 2002 Annual Meeting.


VOTE REQUIRED FOR APPROVAL

        A majority of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to approve the Auditor Proposal, the Bylaw Proposal and the Advisor Proposal. A plurality of all of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to elect a director.

        The presence, in person or by proxy, of a majority of all of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum to transact business at the Annual Meeting. Those shares of Common Stock present, in person or by proxy, including shares of Common Stock as to which authority to vote on any Annual Meeting Proposal is withheld and shares of Common Stock abstaining as to any Annual Meeting Proposal, will be considered present at the Annual Meeting for purposes of establishing a quorum.

        With respect to each of the Annual Meeting Proposals, shares of Common Stock as to which authority to vote has been withheld (to the extent withheld) will be considered negative votes. With respect to the Auditor Proposal, the Bylaw Proposal and the Advisor Proposal, pursuant to Delaware law, abstentions will be considered present and entitled to vote and thus will have the effect of a vote against such proposals. With respect to the election of directors, pursuant to Delaware Law, abstentions will have no legal effect since a plurality of all of the votes cast will be sufficient to elect a director. Directors are elected by a plurality vote.

        If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

PERSONS ENTITLED TO VOTE AT THE ANNUAL MEETING

        The Board has fixed the close of business on July 31, 2001 as the Annual Meeting Record Date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of the Company's Common Stock at the close of business on the Annual Meeting Record Date will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Annual Meeting Record Date, the Company had outstanding 2,927,967 shares of Common Stock.

        Each share of Common Stock is entitled to one vote on all matters which may come before the Annual Meeting. Pursuant to Delaware law and the Company's Bylaws, each share of Common Stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. The Company's stockholders are not entitled to cumulate votes with respect to the election of directors.

        At the close of business on the Annual Meeting Record Date there were 1,249 record holders of Common Stock.

CERTAIN ARRANGEMENTS REGARDING VOTING AT THE ANNUAL MEETING

        The Company has been informed by the holders of approximately 0.8% of the Company's Common Stock entitled to vote at the Annual Meeting that such holders intend to vote in favor of the Auditor Proposal, the Bylaw Proposal and Advisor Proposal and to vote "for" the election of each of the five director nominees at the Annual Meeting. See "Proposal No. 1 -- Election of Directors." West Coast Realty Advisors, Inc., the current Advisor to the Company, owns 22,556 shares of the Company's Common Stock and is entitled to 22,556 votes, or approximately 0.8% of the 2,927,967 votes that may be cast at the Annual Meeting.

        See "Security Ownership of Certain Beneficial Owners and Management" for a table of the beneficial ownership of the Company's Common Stock by (i) beneficial owners of more than 5% of the Company's Common Stock which are known to the Company, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group.

ACTION TO BE TAKEN UNDER PROXY

        All Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any postponements or adjournments thereof in accordance with the specifications thereon or, if no specifications are made, will be voted:

        (i)     for the election of the five nominees described herein;

        (ii) for ratification of the Company's selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

        (iii) for ratification of the revised and extended Advisory Agreement between the Company and West Coast Realty Advisors, Inc.; and

        (iv) for amendment of the Bylaws of the Company to provide that the authorized number of Directors may be increased or decreased by the Company's directors or stockholders, but shall not be less than three (3) nor more than seven (7).

        The Board of Directors knows of no matters, other than those stated above, to be presented and considered at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponements or adjournments thereof, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their judgment on such matters. The persons named in the enclosed Proxy may also, if a quorum is not present, vote such Proxy to adjourn the Annual Meeting. Promptly after the Annual Meeting, the Company will announce the results of the voting on the Annual Meeting Proposals by means of a letter to the Stockholders.

                                    IMPORTANT

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

        It is intended that the persons named in the Proxy will, unless otherwise instructed, vote for the election of the five nominees listed directly below to serve as directors until the next Annual Meeting of Stockholders following their election and until their respective successors are elected and have qualified. If any nominee, for any reason presently unknown, cannot be a candidate for election, the shares of Common Stock represented by valid Proxies will be voted in favor of the remaining nominees and may be voted for the election of a substitute nominee recommended by the Board of Directors. If the Board does not recommend a substitute nominee, then at such time as the Board selects a qualified individual to serve as a director of the Company in place of such candidate, such individual shall be duly elected by the Board of Directors to serve as a director until the 2002 Annual Meeting of Stockholders. See "Common Stock Proxy Solicitation -- Certain Arrangements Regarding Voting at the Annual Meeting" above for a description of certain arrangements regarding voting at the Annual Meeting.

               NOMINEES TO BE CONSIDERED BY
               HOLDERS OF COMMON STOCK                    TERM AS DIRECTOR
               ----------------------------               ----------------
               Allen K. Meredith                          Until the 2002 Annual Meeting
               Neal E. Nakagiri                           Until the 2002 Annual Meeting
               Patricia F. Meidell                        Until the 2002 Annual Meeting
               James P. Moore                             Until the 2002 Annual Meeting
               John H. Redmond                            Until the 2002 Annual Meeting

        All nominees have consented to being named in the Proxy Statement and to serve if elected. Stockholders of the Company will have an opportunity on their proxy cards to vote in favor of one or more director nominees while withholding their authority to vote for one or more director nominees.

INFORMATION CONCERNING CURRENT DIRECTORS AND DIRECTOR NOMINEES

        Please see "Management" for information concerning the Company's current directors (all of whom are nominees for election) and the attendance of certain Board members at various Board meetings. The information under "Management" with respect to the principal occupation or employment of each nominee and the name and principal business of the corporation or other organization in which such occupation or employment is, or has been, carried on, and other affiliations and business experiences during the past five years, has been furnished to the Company by the respective nominees. The Company is not aware of any family relationships among any directors, executive officers or nominees.

        The Company's current directors were appointed to the Board in August 2001. On August 22, 2001, the previous Board appointed Neal E. Nakagiri to fill one of the currently vacant directorships. W. Thomas Maudlin, Jr. then resigned, effective immediately. Then, Mr. Steve Bridges resigned, effectively immediately. Following those actions, Mr. James W. Coulter and Mr. Nakagiri, constituting a quorum of the remaining directors, appointed Allen K. Meredith to the

Board. Then James W. Coulter resigned, effective immediately. Mr. Meredith and Mr. Nakagiri, constituting a quorum of the remaining directors, then appointed Ms. Patricia F. Meidell and Mr. James P. Moore to the Board. On August 23, 2001 Mr. George Young resigned, effective immediately and Ms. Meidell, Mr. Meredith and Mr. Nakagiri appointed John H. Redmond to the Board.

        In connection with becoming a director and Chairman of the Board, Mr. Meredith has indicated to the Company that he or his affiliate intends to offer to enter into a stock purchase agreement with the Company by which Mr. Meredith would agree to acquire, initially, an aggregate of up to 9.8% of the outstanding Common Stock at a mutually agreeable price per share. Subject to the negotiation and execution of a definitive stock purchase agreement, the proposed stock purchase would be effected on or prior to December 31, 2001 by means of one or more of the following methods, including a combination thereof:

     -       a tender offer to all of the Company's stockholders;

     -       privately negotiated purchases from the Company's stockholders;
             or

     - a purchase directly from the Company of newly issued shares of Common Stock.

        The proposed offer is also expected to provide that the Company, upon Mr. Meredith's request, would use its best efforts to amend its Bylaws to allow Mr. Meredith (along with one or more of his affiliates) to purchase up to an aggregate of 20% or more of the Common Stock, or such other lower percentage that is consistent with maintaining the Company's tax status as a real estate investment trust.

        There can be no assurance that the Company would accept an offer as described above, that Mr. Meredith will make such an offer, or that any such transaction will be completed.

EMPLOYMENT AGREEMENT

        In August 2001, the Company entered into an agreement with Mr. Meredith to serve as the Company's President and Chief Executive Officer. Mr. Meredith will receive an annual salary of $200,000. Additionally, the Company intends to grant Mr. Meredith options to purchase 200,000 shares of Common Stock at a price of $6.41. These options would vest over a period of two (2) years. In the event Mr. Meredith is terminated other than for cause or resigns for good reason, Mr. Meredith's options would vest in full.

VOTE REQUIRED

        A plurality of all of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to elect a director. See "Common Stock Proxy Solicitation -- Vote Required For Approval" above.

                                 PROPOSAL NO. 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Stockholders of the Company are being asked to consider a proposal to ratify the Company's selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. BDO Seidman, LLP served as the Company's auditors for the fiscal years ended December 31, 1989 through December 31, 2000.

        For the year ended December 31, 2000, the Company incurred professional fees and out-of-pocket expenses to its auditors in the amount of $61,100. The following table outlines the fees paid or accrued by the Company for the audit and other services provided by BDO Seidman, LLP for 2000.

                 Audit Fees                                                $55,600
                 Financial Information Systems Design and
                     Implementation Fees                                        --
                 All Other Fees                                              5,500
                                                                           -------

                 TOTAL                                                     $61,100
                                                                           =======

        The Company's Board of Directors has considered whether the non-audit services provided by the Company's auditors in connection with the year ended December 31, 2000 were compatible with the auditors' independence.

        Representatives of BDO Seidman, LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        There have been no changes in or disagreements with accountants on accounting and financial disclosure during the Company's fiscal year ended December 31, 2000.

VOTE REQUIRED

        A majority of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to ratify the selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. See "Common Stock Proxy Solicitation -- Vote Required For Approval" above.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2

                                 PROPOSAL NO. 3

                       RATIFICATION OF ADVISORY AGREEMENT

        The Stockholders of the Company are being asked to consider a proposal to ratify and approve the Advisory Agreement (the "Advisory Agreement") between the Company and West Coast Realty Advisors, Inc. (the "Advisor") for the year July 1, 2001 to June 30, 2002. The Advisor has served as advisor to the Company since the Company's inception in 1989.

        The following is only a summary of the Advisory Agreement. It is not intended to be complete and is subject to and qualified in its entirety by reference to all provisions of the Advisory Agreement, which is incorporated herein by this reference. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Advisory Agreement.

ADVISORY AGREEMENT

        The Advisory Agreement was renewed until June 30, 2001, by a majority vote of the Company's Stockholders on June 13, 2000. The Advisory Agreement is not assignable without the consent of the parties, except for assignments by the Advisor to a corporation or other person, which controls, is controlled by or is under common control with the Advisor, or by either the Advisor or the Company to a successor of the business of either of the parties. The Advisory Agreement may be terminated by the Advisor on 120 days' written notice, or by the Directors, the Independent Directors or the Stockholders on 60 days' written notice. If for any reason the Advisory Agreement is terminated, the Directors, subject to Stockholders ratification, will appoint a new Advisor and the Company has agreed to change its name to one which does not include "Associated Planners," "West Coast Realty" or any similar words.

        Under the terms of the Advisory Agreement, the Advisor undertakes to use its best efforts to present an investment program consistent with the investment policies and objectives of the Company and to obtain investments suitable to such investment program. In performance of this undertaking, but at all times subject to the continuing and exclusive authority of the Directors over the management of the Company, the Advisor will: (i) obtain or furnish and supervise the performance of such ministerial functions in connection with the administration of the day-to-day operations of the Company as may be agreed upon by the Advisor and the Directors; (ii) serve as the Company's investment and financial advisor and provide research, economic and statistical data with respect to the making, holding, administration and disposition of the Company's investments; (iii) investigate, select and oversee outside property managers and other independent third parties (e.g., consultants, developers, brokers, appraisers, etc.); (iv) subject to Board approval, make investments consistent with the policies and provisions of the Company; (v) advise in connection with negotiations by the Company with investment banking firms, securities brokers or dealers and other institutions or investors for public or private sales of securities of the Company, or obtain loans for the Company; and (vi) provide, at the Company's expense, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company's business and operations.

        The Advisor will provide real estate brokerage services in the acquisition, refinancing or sale of properties by the Company. The Advisor may utilize the services of its affiliates acting for the Company or independent brokers acting for sellers of properties to the Company. The Advisor will not receive Acquisition Fees, but will receive Acquisition Expenses for these property acquisition services. The Advisor will also not receive a real estate commission for services rendered in connection with the refinancing or sale of properties.

        Pursuant to the Advisory Agreement, the Advisor is to pay certain employment expenses of its senior executives (Chairman, President, Executive and Senior Vice Presidents and directors), office expenses and other miscellaneous administrative expenses not relating to the Advisor's performance of its functions under the Advisory Agreement. The Company will be required to pay its allocable share of all other expenses at their cost to the Advisor. Within 60 days after the end of each calendar year, the Advisor will refund to the Company the amount, if any, by which the Operating Expenses of the Company during such calendar year exceeded the greater of (a) 2% of the Average Invested Assets (which is generally defined to mean the book value of the Company's real estate interests less non-cash items) or (b) 25% of Net Income (which is generally defined as the net profits of the Company excluding the gain from the sale of the Properties for which the Advisor received a Subordinated Incentive Fee).

        Neither the Advisor nor any of its officers and directors nor their Affiliates will have any obligation to give to the Company a prior right to acquire or invest in any investment opportunities which may be available to them. The Advisor will not make investments for its own account of the character suitable for investment by the Company while the Company has sufficient funds available to make the investment. The Advisor and its officers and directors intend, to the extent consistent with the provisions of statutes, regulations and case law governing their activities, to provide the Company with access to review investment opportunities generated by them, which are consistent with the Company's investment policies.

        Copies of the Advisory Agreement have not been provided to stockholders. The Company will, however, provide, without charge, upon written or oral request, by first class mail within one business day of such request by a stockholder receiving this Proxy Statement, a copy of the Advisory Agreement. Requests should be made to Shirley Coria, Secretary, West Coast Realty Investors, Inc., 5933 West Century Boulevard, Ninth Floor, Los Angeles, California 90045, Telephone: (310) 337-9700.

THE ADVISOR

        The Advisor was organized in 1983 and is an affiliate of the Company. In order to obtain the services of persons having substantial real estate and financial experience, there are no restrictions on the business activities of Advisor or any of its officers, directors or employees, and the Advisor and such persons are free (with certain exceptions) to engage in other business activities related to real estate investments.

        The Advisor will advise the Company and oversee its investments and operations, subject to the direction of the Company's Directors. The Advisor's office is located at 5933 W. Century

Boulevard, Ninth Floor, Los Angeles, California 90045 and its telephone number is (310) 337-9700.

        The principal executive officers, directors and key employees of the Advisor are as follows:

Neal E. Nakagiri.............................    Chairman of the Board and President
John R. Lindsey..............................    Director, Vice President and Treasurer
James E. Prock...............................    Vice President
Shirley J. Coria.............................    Secretary

        For a description of the occupations and affiliations of Messrs. Nakagiri, Lindsey, and Madam Coria, see the "Management" section contained elsewhere in this Proxy Statement.

REMOVAL OF ADVISOR COMPENSATION PROVISION

        The Advisory Agreement was revised effective July 1, 2001, to remove the provisions for payment of any Acquisition Fee, Disposition Fee or Financing Service Fee (as defined in the Advisory Agreement). Accordingly, the Company will no longer pay any fees to the Advisor for its services relating to the purchase, refinancing or sale of its properties. This change is intended to permit the Company to reduce its costs associated with these activities depending on the prevailing costs for comparable services available from third parties in its local markets.

        Notwithstanding the modifications in the Advisory Agreement regarding Advisor Compensation described above, during 2000 the Company paid the Advisor $255,750 for Disposition Fees. Of this amount, $102,300 was paid to an affiliate of the Advisor, Descolin, Inc., which is owned by the Company's former
President and Director, W. Thomas Maudlin, Jr. See "Certain Relationships and Related Transactions."

VOTE REQUIRED

        A majority of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to ratify the approval of the Advisory Agreement for the period July 1, 2001 to June 30, 2002. See "Common Stock Proxy Solicitation -- Vote Required for Approval" above.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3

                    PROPOSAL NO. 4 -- AMENDMENT TO THE BYLAWS
              TO INCREASE MAXIMUM NUMBER OF AUTHORIZED OF DIRECTORS

        The Stockholders of the Company are being asked to consider a proposal to amend the Bylaws of the Company to increase the maximum number of authorized Directors of the Company. Currently, Section 4.2 of the Company's Bylaws provides that "the authorized number of Directors may be increased or decreased by the directors or Shareholders, but shall be not less than three (3) nor more than five (5)." The Company proposes to change this section to read as follows:

        4.2 Number and Qualifications of Directors. The authorized number of Directors may be increased or decreased by the directors or Shareholders, but shall be not less than three (3) nor more than seven
        (7).

        Although the Company does not currently have any proposed nominees to be additional directors, the Company believes increasing the maximum number of directors from five to seven would provide the Company with the opportunity to improve corporate governance by recruiting experienced corporate executives to become directors in the near future.

        The proposed amendment to the Bylaws would provide the Board with the authority to increase the number of directors, currently set at five, to seven. In this event, Delaware law and the Company's Bylaws would allow the Board of Directors to fill the two new board seats with candidates chosen by the Board, without any further action on the part of the Company's stockholders.

VOTE REQUIRED

        A majority of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to amend the Bylaws of the Company to increase the maximum number of authorized Directors from five (5) to seven (7). See "Common Stock Proxy Solicitation -- Vote Required For Approval" above.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 4

                                  OTHER MATTERS

        The Board of Directors is not aware of any other matter that may properly come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Annual Meeting, the persons named in the enclosed form of Proxy will have discretionary authority to vote all Proxies with respect thereto in accordance with their judgment and applicable law

        STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                   MANAGEMENT

        The following table sets forth certain information with respect to the directors (all of whom are nominees for election) and officers of the Company as of August 22, 2001:

DIRECTORS AND EXECUTIVE OFFICERS

        NAME                    AGE            POSITIONS AND OFFICES HELD
Allen K. Meredith.........       52    Chairman of the Board, President and Chief Executive Officer

James E. Prock............       65    Vice President and Chief Operating Officer

John R. Lindsey...........       55    Vice President, Chief Financial Officer and Treasurer

Shirley J. Coria..........       45    Secretary

Neal E. Nakagiri..........       47    Director

Patricia F. Meidell.......       61    Director (1)

James P. Moore............       46    Director (1)

John H. Redmond...........       59    Director (1)

        (1)     Independent Director

        ALLEN K. MEREDITH was appointed Chairman of the Board, President and Chief Executive Officer in August 2001. He has 23 years of previous real estate experience with the Trammell Crow Company and Meredith Partners. As President & Chief Executive Officer since 1994 of Meredith Partners, headquartered in Menlo Park, California, Mr. Meredith has specialized in acquiring, rehabilitating, and managing suburban office and industrial commercial properties in California, including the recent acquisition and rehabilitation of the 1 million square-foot former Firestone Tire manufacturing facility in Los Angeles. From 1991 to 1994, Mr. Meredith was President & Chief Executive Officer of the Trammell Crow Company in Northern California, Washington, and Oregon. He oversaw development, acquisition and disposition, facility and construction management, and leasing and property management for 33.1 million square feet of high-rise, office, shopping center and industrial properties. Prior to 1991, Mr. Meredith was Regional Partner in the Northwest Region, Division Partner in the Southern California Region, Partner in the Southeast Region and Leasing Agent in Dallas for the Trammell Crow Company. Mr. Meredith has an M.B.A. from Harvard University and a B.A. in Economics from Stanford University.

        JAMES E. PROCK, Vice President and Chief Operating Officer since 1992, is also President of West Coast Realty Management, Inc., a subsidiary of Associated Financial Group, Inc., since December 1991. From 1981 to 1991, Mr. Prock was President of Keystate Properties, Inc., a real estate consulting and brokerage firm providing acquisition, development and disposition services to owners of improved and unimproved properties. His career has included executive positions in the real estate and construction industries where he managed the nationwide real estate program of International Industries, Inc. (IHOP Corp.) and directed the construction of West Coast facilities for Gulf Oil Corporation. He also managed commercial and large-scale residential real estate development operations for several joint ventures (whose partners included Lear Siegler, Atlantic Richfield Company, The Boston Company and Lehman Brothers) as well as for Newport National Corporation and the Bergheer Company. Mr. Prock has a B.E. in Civil Engineering and an M.B.A. from the University of Southern California.

        JOHN R. LINDSEY, Vice President, Chief Financial Officer and Treasurer since 1997, is responsible for all facets of financial management of Associated Financial Group, Inc. Previously, Mr. Lindsey was a consultant specializing in financial services, worked for _____________________________, a large financial institution, from __________ to __________, and performed audits and consulting assignments for PriceWaterhouseCoopers, LLP from __________ to __________. He is a Certified Public Accountant and a member of the California Society of CPAs and the American Institute of CPAs. He received a B.S. in Business Administration and Accounting from the University of Southern California.

        SHIRLEY J. CORIA, Secretary since 1999, has been Senior Vice President/Human Resources and Registration/Licensing Manager is responsible for all facets of Human Resources for Associated Financial Group, Inc. and West Coast Realty Management, Inc. since 1999. She also oversees all aspects of securities and insurance licensing and registration for those sales persons affiliated with APIA and Associated Securities Corp. Ms. Coria holds a B.A. in Social Work from California State University at Los Angeles as well as a certification in Human Resource

Management from the University of California at Los Angeles. She also holds an M.S. in Human Resource Design from Claremont Graduate University.

        NEAL E. NAKAGIRI, a director since August 2001, was appointed President and Chief Executive Officer of Associated Financial Group, Inc. ("AFG") in late January 2000. He is President of two wholly owned subsidiaries of AFG--Associated Securities Corp., a general securities broker-dealer and SEC registered investment advisor, and Associated Planners Investment Advisory, Inc., an SEC-registered investment advisor. He originally joined ASC as its first formal compliance officer in March 1985, and became its general counsel in late 1991. He was appointed Chief Operating Officer in 1996. He was Vice President of Compliance with Morgan, Olmstead, Kennedy & Gardner from 1984 to 1985. He was First Vice President and Director of Compliance with Jefferies & Company, Inc. from 1981 to 1984. He was Vice President and Director of Compliance at W & D Securities, Inc. (formerly known as Wagenseller & Durst, Inc.) from 1980 to 1983. He was an Investigator with the Los Angeles office of the National Association of Securities Dealers, Inc. (NASD) from 1976 to 1980. He is a member of the State Bar of California and the Compliance and Legal Division of the Securities Industry Association (SIA). He is registered as a general securities, financial options and municipal securities principal. Mr. Nakagiri is also a member of the NASD District #2 (Los Angeles) committee and serves on the SIA Independent Firms committee. Mr. Nakagiri has a B.A. degree in Economics from the University of California at Los Angeles and a J.D. from Loyola Law School of Los Angeles.

        PATRICIA F. MEIDELL, a director since August 2001, is the founder and President of American Retirement Planners since 1980. She is a Certified Financial Planner and NASD Registered Principal with Associated Securities Corp. She earned her first securities license in 1972 and has owned a financial services business since 1982. She received her B.S. from Idaho State University, an M.S. from the University of Arizona, and has done post-graduate work in counseling.

        JAMES P. MOORE, a director since August 2001, has been the Managing Director of the West Coast Regional Office (located in Los Angeles) of Banc One Capital Markets, Inc. since __________. As head of the office, he is ultimately responsible for all the banking and investment banking products, advice, and services for general large corporations headquartered in the 11 western states. From _______ to _______, he was Manager of the Western Division of the Real Estate Department of First Chicago (predecessor to Bank One). He has spent a total of 13 years of his career in real estate financial services. Mr. Moore holds a _____ from the University of Southern California.

        JOHN H. REDMOND, a director since August 2001, has been active as a Real Estate Advisor for over 30 years. Mr. Redmond worked at Coldwell Banker and Company in San Francisco as an investment property specialist from 1971 to __________. In a brokerage capacity, Mr. Redmond served such clients as Prudential Life Insurance Company, The Aetna, Calpers, E.F. Hutton, Dean Witter, A.G. Becker Paribas and The Natomas Company. Mr. Redmond founded the Rubicon Group Brokerage firm in San Francisco in 1985. His last corporate real estate brokerage position was as Director of the Institutional Investment Group in New York with Grubb & Ellis from _______ to _______. Mr. Redmond has a B.A. from the University of Scranton and an M.S. from Boston University.

BOARD OF DIRECTORS

        The Directors are charged with the ultimate responsibility for the affairs of the Company, and particularly with monitoring the relationship between the Company and the Advisor. The "Independent Directors," as defined in the Company's Bylaws, will make an annual determination that the Advisor's compensation is reasonable and that total fees and expenses of the Company are reasonable, and a quarterly determination that the Company's borrowings are appropriate.

        The Directors are accountable to the Company as fiduciaries and consequently must exercise good faith and integrity in handling Company affairs. However, Directors will have no different or greater level of fiduciary duty and responsibility than do directors of any other Delaware business corporation. In addition, an Independent Director will not be subject to any greater liability than a Director who is not independent, notwithstanding the additional responsibilities of Independent Directors. Directors and officers of the Company are also entitled to certain indemnity rights under the Company's Organization Documents.

        The Directors will each spend such time on the affairs of the Company as their duties may require, and will meet quarterly or more frequently, as required. Financial statements and various other financial reports of the Company will be provided to the Directors quarterly to aid them in the discharge of their duties. It is contemplated that the Directors will not devote a substantial portion of their time to the discharge of their duties as Directors.

        The Board of Directors does not at this time have a standing audit, nominating or compensation committees, or other committees performing similar functions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No executive officers of the Company received in 2000 any remuneration from the Company. The Board of Directors conducted no deliberations concerning executive officer compensation in 2000. Since no executive officers received any remuneration from the Company, the Board of Directors has not adopted any executive compensation policies, such as regarding the relationship of the Company's performance to executive compensation.

BOARD MEETINGS

        During the fiscal year ended December 31, 2000 there were three (3) meetings of the Board of Directors. Each of the Company's former directors attended, or was present for a telephonic conference call, for all of the Board meetings.

MANAGEMENT ARRANGEMENTS

        The following is a description of certain Bylaw provisions affecting management of the Company. The Company's Bylaws (Article IV, Section 4.2) provide that the number of directors shall never be less than three (3), or more than five (5). In addition, pursuant to the Company's Bylaws (Article IV, Section 4.15), a majority of the Board of Directors must be independent directors. The Company's Bylaws (Article V, Section 5.1) also provide that the officers of the Company shall include a Chairman of the Board, a President, a Secretary and a Chief Financial Officer and may include such other officers with such powers and duties as the Board shall appoint as they shall deem necessary or desirable (Articles V, Section 5.3). The Bylaws (Article V, Sections 5.6 through 5.2) further set forth the powers and duties of the officers of the Company. Any officer of the Company may be removed from office by the Board of Directors with or without cause (Article V, Section 5.4). Pursuant to the Bylaws (Article IV, Section 4.17), the Company's stockholders may remove any director without cause by the affirmative vote of a majority of all of the votes entitled to be vote.

LEGAL PROCEEDINGS

        The Company is a defendant in a lawsuit entitled John Lonberg and Ruthee Goldkorn v. Sanborn Theatres, Inc.; Salts, Troutman And Kaneshiro, Inc.; West Coast Realty Investors, Inc., in the U.S. District Court for the Central District of California. (Case #CV-97-6598AHM(JGx). The Company was added as a defendant in the plaintiff's First Amended Complaint filed May 7, 1998, apparently due to the Company's status as landlord for a movie theater known as the Riverside Market Place Cinema.

        The plaintiffs alleged violations of the federal Americans with Disabilities Act and the California Unruh Civil Rights Act with respect to their movie-going experiences, including inadequate physical accommodations for wheelchair-bound guests and insensitive theater personnel. Sanborn is the tenant ant theater operator. Troutman is the architect who designed the theater and its interiors. The plaintiffs seek actual damages of $1,000 for each violation of law; three times actual damages; and attorney's fees, expenses and costs. The plaintiffs also seek mandatory injunctive relief requiring the defendants to make the theater accessible to and useable by disabled individuals. The plaintiffs subsequently dismissed their claims under the Unruh Civil Rights Act.

        The U.S. Department of Justice, Civil Rights Division ("DOJ") filed a Motion to Intervene in the case on March 1, 1999. DOJ has sued Sanborn Theaters only and preliminary discussions have been held between the DOJ and Sanborn. Sanborn intends to vigorously defend the allegations contained in the lawsuit. The main lawsuit has been stayed, pending the results of another lawsuit involving the DOJ and the AMC theater chain. Depending on the outcome of the AMC suit, the Sanborn case may be resolved along similar lines. The Company believes that the lawsuit will have no material impact on the Company's continuing operations or overall financial condition. The Company has asked the court to lift the stay in light of recent favorable court decisions in anticipation of filing Motions to Dismiss the plaintiff's claims in their entirety with prejudice.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities ("10% Stockholders"), to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and 10% stockholders are required by the Commission's regulations to furnish the Company with copies of all
Section 16(a) forms they file.

        To the Company's knowledge, based solely upon a review of the copies of such Section 16(a) reports furnished to the Company and written representations that no other reports were required for the Company's fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to the Company's officers, directors and 10% stockholders were satisfied by such persons.

                       DIRECTOR AND EXECUTIVE COMPENSATION

        Allen K. Meredith is paid an annual salary of $200,000 for his services as President and Chief Executive Officer. See "Proposal No. 1 -- Election of Directors -- Employment Agreement." Other than Mr. Meredith, the Company has no employees. All officers of the Company are employees of West Coast Realty Advisors, Inc., the Advisor to the Company, or its affiliated entities, and receive no compensation directly from the Company, including options, stock appreciation rights, or rights under any long-term incentive plan. The Company does not pay compensation to the directors of the Company who are currently affiliated with West Coast Realty Advisors, Inc., the Advisor to the Company or Associated Financial Group. Such persons will be remunerated indirectly by reason of their affiliation with the Advisor and its affiliated companies. See "Certain Relationships and Related Transactions" contained elsewhere in this Proxy Statement.

        The Company pays each Independent Director $500 for each meeting of the Board of Directors attended in person, and $200 for each telephonic board meeting. All directors and officers receive reimbursement of any out-of-pocket disbursements incurred in connection with attending any meeting and for carrying on the business of the Company. The aggregate remuneration paid to the Independent Directors for the year ended December 31, 2000 was $3,600 (exclusive of reimbursements for expenses).

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

        The following table sets forth information as of the Annual Meeting Record Date regarding beneficial ownership of shares of Common Stock held by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all directors and executive officers as a group.

                                                         SHARES OF COMMON
                                                        STOCK BENEFICIALLY      PERCENT OF
    NAME AND BUSINESS ADDRESS OF BENEFICIAL OWNER            OWNED (1)           CLASS (1)
    ---------------------------------------------       ------------------      ----------
Allen K. Meredith (2)..............................              0                   0%
James E. Prock (2).................................             300                0.01%
John R. Lindsey  (2)...............................              0                   0%
Shirley J. Coria (2) ..............................              0                   0%
Neal E. Nakagiri (2)...............................              0                   0%
Patricia F. Meidell  (2)...........................              0                   0%
James P. Moore  (2)................................              0                   0%
John H  Redmond  (2)...............................              0                   0%
All Directors and Executive Officers as a Group....             300                 .01%

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table. Share amount and percentage figures are rounded to the nearest whole number. Percentage figures are based upon 2,927,967 shares of Common Stock outstanding as of the Annual Meeting Record Date. All shares of Common Stock not outstanding but which may be acquired by a particular stockholder within 60 days of the Annual Meeting Record Date are deemed to be outstanding for the purposes of calculating beneficial ownership and computing the percentage of the class beneficially owned by such stockholder, but not by any other stockholder.

(2) The business address for each of these individuals is 5933 W. Century Boulevard, Ninth Floor, Los Angeles, California 90045.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has had certain transactions arising out of its relationship with West Coast Realty Advisors, Inc. (the "Advisor") and affiliates of the Advisor. The Advisor is an affiliate of Associated Financial Group, Inc. None of the agreements and arrangements, including those relating to compensation, between the Company and the Advisor and its affiliates are the result of arm's-length negotiations. However, the Independent Directors annually review the reasonableness of the compensation being paid to the Advisor.

        Mr. Nakagiri, a candidate for director, is the President and a director of Associated Financial Group, Inc., an affiliate of the Advisor, which certain receives fees from the Company for its advisory services. See "Proposal No. 3. -- Ratification of Advisory Agreement" contained elsewhere in this Proxy Statement.

TRANSACTIONS WITH THE ADVISOR OR AN AFFILIATE

        Transactions with the Advisor and its affiliates and the Directors are governed by the Bylaws. The Bylaws require that the Independent Directors must approve or ratify all transactions with the Advisor or its affiliates, or any transaction with any Director, officer, employee or agent of the Company, except with respect to certain transactions, which, by their terms, are governed by the Bylaws. Transactions with affiliates may be considered not to be made at arms-length.

PROPERTY MANAGER

        West Coast Realty Management Inc., an affiliate of AFG and the Advisor, currently acts as the property manager to the properties owned by the Company pursuant to a Property Management Agreement with the Company. During 2000, the Company paid West Coast Realty Management, Inc. $185,722. West Coast Realty Management, Inc. is owned 80% by Associated Financial Group and 20% by W. Thomas Maudlin, Jr., the Company's former President and Director. Mr. Maudlin has entered into an agreement with Associated Financial Group whereby his 20% interest was purchased by Associated Financial Group.

ADVISOR

        For a description of the relationship between the Advisor and the Company, see "Proposal No. 3. -- Ratification of Advisory Agreement" contained elsewhere in this Proxy Statement.

                                  ANNUAL REPORT

        Incorporated herein by this reference is the Company's Form 10-K Annual Report for the year ended December 31, 2000, a copy of which is enclosed.

        Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

BY ORDER OF THE BOARD OF DIRECTORS:


Allen K. Meredith
Chairman of the Board, President and CEO